Exhibit 10.2
September 12, 2023
DZS Inc.
5700 Tennyson Parkway, Suite 400
Plano, Texas 75024
Attention: Misty Kawecki
Re:    Credit Agreement, dated as of February 9, 2022 (as amended, the “Credit Agreement”), among DZS Inc., a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.
Ladies and Gentlemen:
1.Background. The Borrower has informed the Administrative Agent and the Lenders that certain Events of Default have occurred (a) under clause (d) of Article VII of the Credit Agreement as a result of the failure by the Loan Parties to maintain the minimum Liquidity required by Section 6.12(c)(i) of the Credit Agreement for the fiscal quarter ended June 30, 2023, (b) under clause (d) of Article VII of the Credit Agreement as a result of the failure by the Loan Parties to maintain the minimum Liquidity required by Section 6.12(c)(ii) of the Credit Agreement during the weeks of June 19, 2023 and June 26, 2023, (c) under clause (e) of Article VII of the Credit Agreement as a result of the failure by the Loan Parties and their Subsidiaries to cause Chase to be their principal depository bank as required by Section 5.13 of the Credit Agreement within the time period specified therein, (d) under clause (e) of Article VII of the Credit Agreement as a result of the failure by the Borrower to timely deliver the quarterly financial statements required by Section 5.01(b) of the Credit Agreement for the fiscal quarter ended June 30, 2023 and (e) under clause (d) of Article VII of the Credit Agreement as a result of the failure by the Loan Parties to maintain the minimum EBITDA required by Section 6.12(d) of the Credit Agreement for the fiscal quarter ended June 30, 2023 (the foregoing Events of Default, collectively, the “Specified Defaults”).
2.Requested Consent. The Borrower has requested that, notwithstanding the existence of the Specified Defaults or anything in the Credit Agreement to the contrary, the Administrative Agent and the Required Lenders consent to: (a) the incurrence by Dasan Network Solutions, Inc., a Foreign Subsidiary organized under the laws of South Korea (“DNS”), of term loan Indebtedness in an aggregate Dollar equivalent of up to $24,5000,000 (the “Specified Term Indebtedness”) and to incur other Indebtedness in an aggregate Dollar equivalent of up to $10,500,000 (the “DNI Guaranteed Indebtedness” and, together with the Specified Term Indebtedness, collectively, the “Specified Indebtedness”), (b) the grant of Liens on the assets and Equity Interests of DNS to secure the Specified Term Indebtedness and the release of any Lien on the Equity Interests of DNS held by the Administrative Agent, and (c) the issuance or transfer of one out of the 1,000,000,000 shares of Equity Interests in DNS (such one share, the “Subject Share”) in connection with the incurrence of the DNI Guaranteed Indebtedness and the release of any Lien on the Subject Share held by the Administrative Agent (the foregoing transactions, collectively, the “Specified Transactions”).

3.Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders that (a) this Agreement is a Loan Document under the Credit Agreement, has been duly executed and delivered by such Person’s duly authorized officer and constitutes the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor’s rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), (b) the execution, delivery and performance by such Person of this Agreement, and the consummation of the transactions contemplated hereby, are within such Person’s corporate power, have been duly authorized, are not in contravention of any laws applicable to such Person or the terms of such Person’s organizational documents and, except as have been previously obtained or as referred to in Section 3.03 of the Credit Agreement, do not require the consent or approval of any Governmental Authority or any other third party, (c) the representations and warranties set forth in Article III of the Credit Agreement (other than Section 3.04 and the last sentence of Section 3.07) are true and correct in all material respects, after giving effect to this Agreement, as if made on and as of the date of this Agreement (except to the extent such representations and warranties relate solely to an earlier date, in which case, they are true and correct as of such date), and (d) the Credit Agreement, as affected by this Agreement, and the other Loan Documents remain in full force and effect and are hereby reaffirmed.
4.Reservation of Rights.
(a)Each of the Loan Parties acknowledges the existence of the Specified Defaults and agrees that the Administrative Agent and the Lenders: (i) do not and have not waived any of their respective rights and remedies resulting from the Specified Defaults or any other Default or Event of Default that may currently exist, and (ii) may immediately assert, pursue, and/or exercise any and all rights and remedies available to them pursuant to the Loan Documents without further lapse of time, expiration of applicable grace periods, or requirements of notice.
(b)Nothing contained or omitted herein shall, by implication or otherwise, be deemed to limit, impair, be an admission of, or otherwise be a waiver, relinquishment or abandonment of any rights, powers, privileges, prerogatives or remedies under any of the Loan Documents, at law, in equity or otherwise, with respect to the subject matter hereof. All of such rights, powers, privileges, prerogatives and remedies are hereby expressly reserved in all respects. In furtherance of the foregoing, each of the Administrative Agent and the Lenders hereby reserves any all rights, powers, privileges, prerogatives and remedies that may be available to them under the Loan Documents and applicable law with respect to the Specified Defaults or any other existing or future Default or Event of Default.
5.Limited Consent.
(a)Notwithstanding anything in the Credit Agreement to the contrary and subject to the terms and conditions set forth herein and the effectiveness of this Agreement, the Lenders, although they have no obligation to do so, hereby consent to the incurrence of the Specified Indebtedness by DNS and the other Specified Transactions, so long as (i) the proceeds of the Specified Indebtedness are immediately deposited into a bank account of DNS maintained with Chase Parties, (ii) immediately thereafter DNS initiates a wire to repatriate such proceeds to the Borrower to be paid over to the Administrative Agent for application to the Obligations and (iii) the Specified Transactions are consummated on or prior to September 30, 2023. All prepayments required to be made pursuant to this Section 5(a) shall be applied first, to prepay the outstanding amount of the Term Loans and shall be applied to reduce the subsequent scheduled repayments of Term Loans to be made pursuant to Section 2.10 of the Credit Agreement in inverse order of maturity, second to prepay the Revolving Loans (with a corresponding reduction in the Revolving Commitments), and third to cash collateralize outstanding LC Exposure.

(b)Subject to the terms and conditions of this Agreement, the Administrative Agent shall release the Lien on the Subject Share held by the Administrative Agent and upon the Administrative Agent’s receipt of the prepayment and cash collateralization, where applicable, of the Obligations in full in accordance with Section 5(a) with respect to the Specified Indebtedness, the Administrative Agent hereby agrees to, and is hereby authorized by the Lenders to, execute and deliver such documents and instruments as shall be required to release any Liens held by the Administrative Agent on the Equity Interests of DNS.
(c)Nothing contained in this Agreement shall be construed as a waiver of or consent to the deviation from any of the terms or conditions of the Credit Agreement or any other Loan Document, other than those terms or conditions expressly addressed herein (and even in such instance, only to the extent explicitly addressed herein). Nothing contained in this Agreement shall be construed as a waiver of the Specified Defaults or any other Default or Event of Default that may currently exist or a consent to any action or inaction by the Borrower or any other Loan Party, nor shall it be construed as a course of dealing or conduct on the part of the Administrative Agent or any Lender. The limited consent set forth in Section 5(a) above shall be effective only in this specific instance and for the specific purpose for which it is given and shall not entitle the Borrower to, and shall not obligate any Lender to consent to, any further funding or accommodation in any similar or other circumstance. Any failure by the Administrative Agent and the Lenders to exercise available rights and remedies is not intended (i) to operate as a waiver of rights and remedies except as expressly herein provided, or (ii) to indicate any agreement on the part of the Administrative Agent and the Lenders to waive their rights and remedies in the future. The Administrative Agent and the Lenders are not obligated in any way with respect to future dealings between them and the Borrower, except as set forth in the presently existing Loan Documents. All rights and remedies now or hereafter available to the Lender are hereby reserved.
6.Conditions Precedent. This Agreement shall not be effective until the following conditions are satisfied:
(a)the Administrative Agent shall have received counterparts of this Agreement executed by the Borrower, each of the other Loan Parties, and the Lenders;
(b)at the time of and after giving effect to this Agreement, no Default or Event of Default (other than the Specified Defaults) shall exist; and
(c)all fees, expenses and charges owed by the Borrower to the Administrative Agent (including all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent, to the extent invoiced) and all out-of-pocket expenses of the Lenders (including all reasonable and documented fees, charges and disbursements of counsel to each Lender, to the extent invoiced) in connection with the Agreement, the Credit Agreement and the transactions contemplated hereby shall have been paid by the Borrower.
7.Reference to and Effect on the Credit Agreement. On and after the effective date of this Agreement each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended by this Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Agreement. Except as specifically expressed by the terms herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations.

8.Counterparts. This Agreement may be executed in any number of counterparts by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Facsimiles or electronic images (e.g. “pdf”) of signatures shall be binding and effective as originals.
9.Governing Law; Binding Effect. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, but giving effect to federal laws applicable to national banks, and shall be binding upon the Borrower, the Lender and their respective successors and assigns.
10.Confirmation; Release. The provisions of the Credit Agreement, as affected by this Agreement, shall remain in full force and effect following the effectiveness of this Agreement. Each of the Loan Parties acknowledges and agrees that on the date hereof all outstanding Obligations are payable in accordance with their terms, and each of the Loan Parties hereby (i) waives any defense, offset, counterclaim or recoupment with respect thereto and (ii) releases and discharges the Administrative Agent, each Lender and their respective Related Parties (collectively, the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or other demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which any Loan Party ever had, now has or claims to have or may have against any Released Party arising prior to the effective date of this Agreement.
11.Final Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[This space is left intentionally blank. Signature pages follow.]

ADMINISTRATIVE AGENT AND LENDERS:

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By:    /s/ Shiv Kariwala
    Name:    Shiv Kariwala
    Title:    Authorized Signatory

TEXAS CAPITAL BANK,
as a Lender
By:    /s/ Jeffrey M Parilla
Name: Jeffrey M Parilla
Title: Director

AGREED AND ACKNOWLEDGED:
DZS INC., a Delaware corporation,
as Borrower

By:    /s/ Justin Ferguson
    Name:    Justin Ferguson
    Title:    Chief Legal Officer and Secretary
DZS CALIFORNIA INC., a California corporation,
as a Loan Party

By:    /s/ Justin Ferguson
    Name:    Justin Ferguson
    Title:    Chief Legal Officer and Secretary
DZS INTERNATIONAL INC., a Delaware corporation,
as a Loan Party

By:    /s/ Justin Ferguson
    Name:    Justin Ferguson
    Title:    Chief Legal Officer and Secretary

DZS SERVICES INC., a Delaware corporation,
as a Loan Party

By:    /s/ Justin Ferguson
    Name:    Justin Ferguson
    Title:    Chief Legal Officer and Secretary